UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 3, 2013

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13615 (Commission File No.)	22-2423556 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2013 (the “Closing Date”), Spectrum Brands, Inc. (the “Company” or “Spectrum Brands”) announced that it had closed on $1.15 billion of term loans (the ”New Term Loans”) pursuant to the Term Loan Commitment Agreement (as defined below), the proceeds of which were used (i) to fund the consummation of the Company’s previously announced cash tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) to purchase any and all of its outstanding 9.500% Senior Secured Notes due 2018 (the “Notes”), (ii)  to fund the Satisfaction and Discharge (as defined below in Item 1.02) with respect to Notes not tendered in the Tender Offer and Consent Solicitation and (iii) for working capital and general corporate purposes.

New Term Loans

The New Term Loans were made pursuant to the New Term Loan Commitment Agreement No. 1 (the “Term Loan Commitment Agreement”) dated August 13, 2013 among Spectrum Brands, SB/RH Holdings, LLC (“Holdings”), the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent (the “Term Administrative Agent”), and No. 1 Amendment (the “Term Loan Amendment”) to the Term Credit Agreement of Spectrum Brands dated as of December 17, 2012 with Holdings, Spectrum Brands Canada, Inc., as Canadian borrower, Term Administrative Agent and lenders party thereto from time to time (the “Term Credit Agreement”).

The New Term Loans were incurred as “New Term Loans” as defined in, and under, the Term Loan Credit Agreement (as amended by the Term Loan Amendment to permit the incurrence of the New Term Loans on the terms described below, the “Amended Term Credit Agreement”).  The New Term Loans comprise two new tranches under the Term Credit Agreement: (i) tranche A term loans in an aggregate principal amount of $850 million (the “Tranche A Loans”) and (ii) tranche C term loans in an aggregate principal amount of $300 million (the “Tranche C Loans”).   Spectrum Brands' existing term loans outstanding under the Term Credit Agreement will be called “Tranche B Loans” on and after the closing date.  For information about such Tranche B Loans see Spectrum Brands Current Report on Form 8-K filed on December 21, 2012.

The proceeds of the New Term Loans were used (i) to fund the consummation of the Tender Offer and Consent Solicitation, (ii) to fund the Satisfaction and Discharge and (iii) for working capital and general corporate purposes, including to pay fees and expenses incurred in connection with the Term Loan Commitment Agreement and related transactions.   In connection with the closing of the Term Credit Agreement, Spectrum Brands paid certain fees and expenses to Credit Suisse AG and Deutsche Bank AG and their affiliates.

All outstanding amounts of the New Term Loans will bear interest, at Spectrum Brands’ option, at a rate per annum equal to the Libor rate with a 0.75% per annum floor, adjusted for statutory reserves, plus a margin equal to 2.25% per annum in the case of Tranche A Loans and 2.75% per annum in the case of Tranche C Loans, or an alternate base rate with a 1.75% per annum floor, plus a margin equal to 1.25% per annum in the case of

Tranche A Loans and 1.75% per annum in the case of Tranche C Loans, as set forth in the Term Loan Commitment Agreement.  The issue price for the New Term Loans is 99.50% of the principal amount thereof, which original issue discount will be amortized over the life of the New Term Loans.

Tranche A Loans will mature on the fourth anniversary of the Closing Date and Tranche C Loans will mature on the sixth anniversary of the Closing Date.  Tranche A Loans will amortize annually in an aggregate amount equal to 7.5% of the original principal amount thereof in four equal quarterly installments, with the remaining amount to be paid at maturity.  Tranche C Loans will amortize annually in an aggregate amount equal to 1.0% of the original principal amount thereof in four equal quarterly installments, with the remaining amount to be paid at maturity.

The New Term Loans constitute a class of “Term Loans” under the Amended Term Credit Agreement.  Other than those set forth in the Term Loan commitment Agreement, the terms of the New Term Loans are the same as the Term Loans outstanding under the Amended Term Credit Agreement as of the Closing Date immediately before the incurrence of the New Term Loans (the “Initial Term Loans”).  There is a prepayment fee equal to 1% of the principal amount of the New Term Loans optionally prepaid within the first six months after the Closing Date.  Prepayments made after such six months will not be subject to premium or penalty, except Libor breakage costs, if applicable.  Voluntary prepayments of Term Loans will be applied to any class or classes of Term Loans at Spectrum Brands’ election; provided that the amount applied to the Initial Term Loans may not be less than its pro rata basis of the then outstanding principal amount of Term Loans.

Amendment to Spectrum Brands’ Loan and Security Agreement

In connection with the Term Loan Commitment Agreement, the incurrence of the New Term Loans, the consummation of the Tender Offer and Consent Solicitation and the Satisfaction and Discharge (together, the “Redemption”), on August 19, 2013, Spectrum Brands entered into that certain Sixth Amendment (the “ABL Amendment”) to its Loan and Security Agreement, dated as of June 16, 2010, with Holdings, Bank of America, as collateral agent and administrative agent, certain subsidiaries of Spectrum Brands and lenders party thereto from time to time (as amended from time to time to the date hereof, the “ABL Loan Agreement”) to, among other things, (i) permit the Redemption and the incurrence of the New Term Loans on their terms, (ii) revise certain provisions to reflect the satisfaction and discharge of the Spectrum Brands’ 12 % Senior Subordinated Toggle Notes due 2019 and the issuance in 2012 of Spectrum Brands’ 6.75% Notes, due March 15, 2020, 6.375% Notes, due November 15, 2020 and 6.625% Notes, due November 15, 2022 (collectively, the “2012 Notes”), including, without limitation, deleting certain references to the “PIK Indenture” and related terms, inserting appropriate references to Spectrum Brands’ indentures governing the 2012 Notes and deleting references the “Senior Secured Notes Indenture” subject to the Redemption and related terms, (iii) amend the definition of “Senior Term Loan Debt” to, among other changes, increase the fixed amount included in such definition from $750 million to 1,850 million, (iv) increase the debt basket permitting capital lease obligations to $100 million from $75 million and

(v) amend the “fundamental changes” covenant to allow liquidation of Spectrum Brands’ subsidiaries subject to certain conditions in certain cases.

This summary does not purport to be complete and is qualified in its entirety be reference to the Term Loan Commitment Agreement, the Amended Term Credit Agreement and the ABL Amendment, which are filed as exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

On September 4, 2013, the Company announced that it had satisfied and discharged its obligations under the indenture (the “Indenture”) governing the Notes after irrevocably depositing sufficient funds with U.S. Bank National Association, the trustee under the Indenture (the “Trustee”), to be applied toward the redemption of all remaining outstanding Notes by the Trustee on October 7, 2013 (the “Satisfaction and Discharge”).  Notwithstanding the Satisfaction and Discharge, certain customary provisions of the Indenture relating to the compensation and indemnification of the Trustee and the application of trust money will survive.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 8.01	Other Events.

The Company also announced the expiration, at 11:59 p.m., New York City time, September 3, 2013, of the previously disclosed Tender Offer and Consent Solicitation.  On September 3, 2013, the Company was advised by Global Bondholder Services Corporation, as depositary and information agent, that $898,067,000 aggregate principal amount of the Notes were validly tendered.  As noted in Item 1.02 above, on September 4, 2013 the Company called for redemption the remaining Notes not tendered in the Tender Offer and Consent Solicitation.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Commitment Agreement
10.2	Amended Term Credit Agreement
10.3	ABL Amendment
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	General Counsel and Secretary

Dated:  September 4, 2013

Exhibit Index

Exhibit No.	Description

10.1	Term Loan Commitment Agreement
10.2	Amended Term Credit Agreement
10.3	ABL Amendment
99.1	Press Release